SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                 April 10, 2008

                          STURM, RUGER & COMPANY, INC.
             (Exact Name of Registrant as Specified in its Charter)

        DELAWARE                      001-10435                06-0633559
(State or Other Jurisdiction   (Commission File Number)       (IRS Employer
     of Incorporation)                                    Identification Number)

       ONE LACEY PLACE, SOUTHPORT, CONNECTICUT                   06890
      (Address of Principal Executive Offices)                 (Zip Code)

        Registrant's telephone number, including area code (203) 259-7843

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement

      On April 10, 2008, Sturm, Ruger & Company, Inc. (the "Company") entered into executive severance agreements (the "Agreements") with the following Executive Officers of the Company:

      o     Michael O. Fifer - Chief Executive Officer
      o     Thomas A. Dineen -Vice President, Treasurer and Chief Financial
            Officer
      o     Mark T. Lang - Group Vice President
      o     Christopher J. Killoy - Vice President of Sales and Marketing
      o     Steven M. Maynard - Vice President of Lean Business Development
      o     Thomas P. Sullivan - Vice President of Newport Operations
      o     Leslie M. Gasper - Corporate Secretary

      The Agreements are not employment contracts and do not specify an employment term, compensation levels or other terms or conditions of employment. They provide for certain severance benefits to the executive in the event his or her employment is terminated under specified circumstances.

      All of the Agreements provide for severance benefits, if during the term of the Agreement there is a: (i) Termination Without Cause (as defined in each Agreement), (ii) Change in Control (as defined in each Agreement) and the officer is subsequently terminated or (iii) Change in Control and there is a reduction in the officer's salary or a diminution of his or her duties and thereafter the officer terminates his or her employment.

      The Agreements for Messrs. Fifer, Dineen, Lang, Killoy, Maynard and Sullivan and Ms. Gasper provide for severance benefits consisting of the following primary components:

      o a lump sum cash payment (payable within 30 days of termination unless such payment is subject to the six-month deferral required by Internal Revenue Code Section 409A) equal to (i) 12 months of Base Annual Salary (as defined in each agreement) if employed less than 5 years by the Company (18 months in the case of Mr. Fifer) or (ii) 18 months of Base Annual Salary if employed more than 5 years by the Company;

      o For a Change in Control termination, a lump sum cash payment (payable within 30 days of termination unless such payment is subject to the six-month deferral required by Internal Revenue Code
            Section 409A) equal to (i) 18 months of Annual Compensation (as defined in his agreement); and

      o continued insurance benefits for the period not to exceed 18 months from the date that the officer's employment with the Company terminates.


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

      All of the Agreements have a one-year term, subject to automatic extension for additional one-year periods on each anniversary of its date unless either side gives notice of intent not to renew at least one year in advance.

      In addition, on April 10, 2008, the Company entered into an agreement with Stephen L. Sanetti related to his voluntary resignation as President and General Counsel as of May 1, 2008.

      Mr. Sanetti's agreement represents a special bonus of $325,000 payable as of May 1, 2008 in consideration of his service to the Company and in lieu of any other compensation of any kind from the Company, except as otherwise required by applicable law.

      The foregoing descriptions of the Agreements are qualified in their entirety by reference to the complete terms and conditions of the each respective Agreement, which are attached as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.       Description

10.1 Severance Agreement, dated as of April 10, 2008, by and between Sturm, Ruger, & Co., Inc. and Michael O. Fifer.

10.2 Severance Agreement, dated as of April 10, 2008, by and between Sturm, Ruger, & Co., Inc. and Thomas A. Dineen

10.3 Severance Agreement, dated as of April 10, 2008, by and between Sturm, Ruger, & Co., Inc. and Mark T. Lang.

10.4 Severance Agreement, dated as of April 10, 2008, by and between Sturm, Ruger, & Co., Inc. and Christopher J. Killoy.

10.5 Severance Agreement, dated as of April 10, 2008, by and between Sturm, Ruger, & Co., Inc. and Steven M. Maynard.

10.6 Severance Agreement, dated as of April 10, 2008, by and between Sturm, Ruger, & Co., Inc. and Thomas P. Sullivan.

10.7 Severance Agreement, dated as of April 10, 2008, by and between Sturm, Ruger, & Co., Inc. and Leslie M. Gasper.

10.8 Agreement, dated as of April 10, 2008, by and between Sturm, Ruger, & Co., Inc. and Stephen L. Sanetti.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        STURM, RUGER & COMPANY, INC.


                                        By: /s/  Thomas A. Dineen
                                            ------------------------------------
                                            Name:  Thomas A. Dineen
                                            Title: Principal Financial Officer,
                                                   Treasurer and Chief Financial
                                                   Officer

Dated: April 11, 2008


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